Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-185318 and No. 333-232532) of Jefferies Financial Group Inc. of our report dated March 16, 2020 relating to the financial statements of Berkadia Commercial Mortgage Holding LLC, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 26, 2020